Exhibit 5.2

345 Park Avenue New York, NY 10154-1895	Direct: 212.407.4000 Main 212.407.4000 Fax 212.407.4990

December 7, 2020

SPI Energy Co., Ltd

#1128, 11/F, No. 52 Hung To Road

Kwun Tong, Kowloon

Hong Kong S.A.R.

Ladies and Gentlemen:

We have acted as counsel to SPI Energy Co., Ltd, a Cayman Islands company (the “Company”), in connection with the offering by the Company of 3,495,000 ordinary shares, par value $0.0001 per share (the “Shares”) and warrants to purchase 3,495,000 ordinary shares (the “Warrants,” and, with the Shares, the “Securities”), pursuant to the Registration Statement on Form F-3 (File No. 333-240289) (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”), the prospectus, dated September 30, 2020 contained in the Registration Statement (the “Base Prospectus”), and the prospectus supplement dated December 3, 2020 filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act (together with the Base Prospectus, the “Prospectus”). The Securities were offered and sold by the Company as described in the Registration Statement and the Prospectus pursuant to a Securities Purchase Agreement, dated December 3, 2020, by and between the Company and the purchasers named therein (the “Purchase Agreement”).

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that, provided that the Warrants have been duly executed by the Company and delivered to the purchasers thereof as contemplated in the Purchase Agreement, the Warrants constitute valid and legally binding obligations of the Company.

In rendering the foregoing opinion, we have assumed that: (i) the Company has duly authorized, executed and delivered the Warrants in accordance with the laws of the Cayman Islands, (ii) the Company will issue and deliver the Securities in the manner contemplated by the Registration Statement and the Prospectus; and (iii) the Securities will be issued in compliance with applicable federal and state securities laws.

1

In addition, the foregoing opinion is subject to (a) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including without limitation the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (b) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

The opinions we express above are based upon a review only of those laws, statutes, rules, ordinances and regulations which, in our experience, a securities lawyer who is a member of the bar of the State of New York and practicing before the Commission exercising customary professional diligence would reasonably recognize as being applicable to the foregoing transactions. The opinions we express herein are limited to matters involving the internal laws of the State of New York.

This opinion has been prepared solely for use in connection with the transmitting for filing of the Prospectus Supplement on the date of this letter and may be relied upon for no other purpose without our prior written consent.

We hereby consent to the filing of this letter with the Commission as an exhibit to the Report of Foreign Private Issuer on Form 6-K filed by the Company in connection with the issuance and sale of the Securities in accordance with the requirements of Item 601(b)(5) of Regulation S−K under the Securities Act and to the reference to our firm therein and in the Prospectus under the caption, “Legal Matters.” In giving such consent, we do not thereby admit that this firm is within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission under such Section.

Very truly yours,

/s/ Loeb & Loeb LLP

Loeb & Loeb LLP

2